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                                                                    Exhibit 2.10


                            NOTICE OF OPTION EXERCISE


         Kendle International Inc. ("Kendle") hereby provides notice to Component Software International, Inc. ("CSI), that Kendle is exercising its rights to acquire 206,944 shares of common stock of CSI, (the "Stock"), pursuant to Kendle's rights under the Option Agreement dated September 9, 1998 entered into by CSI and Kendle. In order to induce CSI, to issue the Stock, Kendle represents and warrants to CSI and Graydon, Head & Ritchey, attorneys for CSI, as follows:

                  (1) Kendle is aware that the Stock of CSI purchased hereunder is speculative and involves a high degree of risk of loss;

                  (2) Kendle has received any and all information relating to CSI requested by Kendle, has had an opportunity to ask questions of CSI, and is aware of all pertinent information concerning the nature of this investment;

                  (3) All documents, records, and books pertaining to this investment have been made available to Kendle's attorney, accountant, representative, employees and/or officers;

                  (4) Kendle is a sophisticated investor and is sufficiently experienced in business or financial affairs or are represented by an advisor unaffiliated with CSI who is so skilled and experienced, so that Kendle could be reasonably assumed to have the capacity to protect Kendle's interests in connection with the transaction;

                  (5) Kendle is an Accredited Investor under applicable federal and state securities laws; and all information which Kendle has provided to CSI concerning Kendle, Kendle's financial position, and Kendle's knowledge of financial information and business matters is correct and complete in all material respects as of the date set forth at the end hereof, and if there should be any material change in such information prior to the acceptance of this subscription Kendle will immediately provide CSI with revised information;

                  (6) Kendle is acquiring the Stock solely for Kendle's account, as an investment and not with a view to, or for resale in connection with, any distribution or public offering, and has no present agreement, understanding, or arrangement to subdivide Kendle's Stock or to sell, assign, or transfer any portion thereof to any other person;

                  (7) Kendle understands that the Stock may only be disposed of pursuant to an effective registration statement filed under the Federal Securities Act or pursuant to an exemption from the registration requirements of the Securities Act and that Kendle cannot sell such Stock without such registration or exemption; that CSI has neither filed such a registration statement nor sought such an exemption; that, except as set forth in Exhibit C to the Option Agreement, CSI has neither agreed to do so nor contemplates doing so in the foreseeable future; that in the absence of such a registration statement or such an exemption Kendle may have to hold the Stock indefinitely and may be unable to liquidate the Stock in case of an emergency;

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                  (8) Kendle is aware that this transaction and the Stock to be issued upon acceptance of this subscription have not been approved or disapproved by the Securities and Exchange Commission or the Division of Securities of the State of Ohio or any other State, and that no other governmental agency, whether federal, state, or local, has made any finding or determination as to the fairness for investment, nor any recommendation or endorsement, of the Stock;

                  (9) Kendle understands and acknowledges CSI's obligations under, and Kendle agrees not to take any actions which would cause CSI to commit a breach under CSI's Amended and Restated Articles of Incorporation and a certain Stock Purchase Agreement dated December 31, 1997 with Healthcare Equity Partners, L.P. and Healthcare Equity QP Partners, L.P.

                  (10) Kendle is the sole party in interest as to the Stock and is not acquiring any portion of the Stock on behalf of any other person or entity who could not make the foregoing representations;

                  (11) Kendle acknowledges that Kendle has either been supplied with or have had access to all information to which a reasonable investor would attach significance in making investment decisions, and Kendle has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning CSI and the Stock so that as a reasonable investor, Kendle has been able to make a decision to purchase the Stock. Kendle has had access during the course of the transaction and prior to the sale and delivery of the Stock to the same kind of information that is specified in Schedule A of the Securities Act of 1933, as amended, relative to the business of CSI, to the extent that Kendle has desired to obtain such information from CSI. However, nothing in this Notice of Option Exercise shall be deemed to limit or expand CSI's warranties and representations under the Option Agreement; and

                  (12) Kendle understands and agrees that it will simultaneously execute, and be bound by the terms and conditions of the Multi-Year Strategic Services Agreement between CSI and Kendle.

                  (13) Kendle represents that it is a corporation organized under the laws of Ohio with its principal place of business located in the state of Ohio.

                  (14) Kendle represents that it has the full legal power and authority to purchase the Stock and that its purchase of the Stock will not: (i) violate any provisions of its Articles of Incorporation or Regulations; (ii) violate any agreement to which Investor is a party; or (iii) violate any law or order of any court or other governmental agency applicable to Investor.

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                  (15) Kendle understands that each certificate representing the
         Stock shall be imprinted with a legend substantially in the following form:

                  The share(s) represented by this Certificate and the other class or classes and series of shares, if any, which the Corporation is authorized to issue are subject to certain express terms contained in the Articles of Incorporation of the Corporation, as amended, a copy of which shall be mailed by the Corporation to any shareholder without charge within five (5) days after receipt of a written request therefor.

                  The securities evidenced by this Certificate have not been registered under the federal Securities Act of 1933, as amended, or any state securities law. Such securities may be transferred only after an effective registration under those Acts or the receipt of an opinion of counsel satisfactory to the Corporation both as to counsel and opinion that the securities may be transferred without registration.

                  The securities represented by this Certificate are subject to restrictions on transfer pursuant to an Option Agreement with the corporation, a copy of which shall be mailed by the Corporation to any shareholder, without charge, within five
                  (5) days after receipt of a written request therefor.

                  The securities represented by this Certificate are subject to certain call rights of the Corporation as set forth in the Multi-Year Strategic Services Agreement, a copy of which shall be mailed by the Corporation to the holder hereof, within five
                  (5) days after receipt of a written request therefor.

         IN WITNESS WHEREOF, the undersigned has executed this instrument of subscription as of January 11, 1999.




KENDLE INTERNATIONAL INC.

By: /s/ Timothy M. Mooney
   --------------------------

Title: Vice President, CFO
      -----------------------




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CSI hereby accepts this subscription.

COMPONENT SOFTWARE INTERNATIONAL, INC.


By:/s/ Robert P. Beech                            Date: January 11, 1999
   --------------------------

Title: President and CEO
      ------------------------


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KENDLE
REAL PEOPLE. REAL RESULTS.



A Clinical Development     January 8, 1999
Organization

Corporate Headquarters     Component Software International, Inc.
700 Carew Tower            8118 Corporate Way
441 Vine Street            Mason, OH 45040-9560
Cincinnati, OH 45202       Attn: Richard D. Egan
tel +(001) 513 381 5550
fax +(001) 513 381 5870
info@kendle.com            Dear Rick:
www.kendle.com
                           As you are aware, Kendle International Inc.
                           ("Kendle") is contemplating the exercise of it's
North America              option as provided in the Option Agreement dated
Chicago, Illinois          September 9, 1998 between Kendle and Component
Cranford, New Jersey       Software International, Inc. ("CSI") (the
Los Angeles, California    "Agreement"). Section 3.2.1 of the Agreement provides
New London, Connecticut    in pertinent part as follows:
Princeton, New Jersey
San Diego, California               "Of the total Purchase Price described in
                                    Section 3.1 above, if the historical average
                                    of the NASDAQ NMS closing bid price for
                                                      -----------------
                                    shares of Kendle's common stock,..."
                                    (emphasis added).
Europe
London, United Kingdom     For purposes of clarifying and documenting our
Milan, Italy               understanding of Section 3.2.1 of the Agreement, CSI
Munich, Germany            and Kendle agree that the emphasized language should
Utrecht, The Netherlands   refer to the "closing price" of the Kendle shares for
                           the referenced time period as opposed to the "closing bid price".

Asia                       If CSI is in agreement with the foregoing, please
Beijing, China             have a copy of this letter signed and returned to my
Taipei, Taiwan             attention at your earliest convenience. Please call
                           with any questions.

Phase I Unit               Sincerely,
Utrecht, The Netherlands
                           /s/ Timothy M. Mooney

                           Timothy M. Mooney
                           VP Finance and Chief Financial Officer


                           AGREED: COMPONENT SOFTWARE INTERNATIONAL, INC.

                           By: /s/ Richard D. Egan                Date: 1-8-99
                              --------------------                     --------
                           Richard D. Egan
                           Executive VP/Chief Financial Officer